Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

SALEM MEDIA GROUP, INC.

(Exact name of obligor as specified in its charter)

Additional Registrants Named in the Table of Additional Registrants

Delaware	77-0121400
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

4880 Santa Rosa Road
Camarillo, California	93012
(Address of principal executive offices)	(Zip code)

Debt Securities
(Title of the indenture securities)

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Air Hot, Inc.	Delaware	80-0316086
Bison Media, Inc.	Colorado	77-0434654
Caron Broadcasting, Inc.	Ohio	77-0439370
Common Ground Broadcasting, Inc.	Oregon	93-1079989
Eagle Products, LLC	Delaware	32-0427053
Inspiration Media, Inc.	Washington	77-0132974
Inspiration Media of Texas, LLC	Texas	75-2615876
New Inspiration Broadcasting Company, Inc.	California	95-3356921
NI Acquisition Corporation	California	77-0472233
Pennsylvania Media Associates, Inc.	Pennsylvania	94-3134636
Reach Satellite Network, Inc.	Tennessee	62-1499223
Salem Consumer Products, Inc.	Delaware	26-0592055
Salem Communications Holding Corporation	Delaware	52-2253737
Salem Media of Colorado, Inc.	Colorado	84-1239646
Salem Media of Hawaii, Inc.	Delaware	91-1973005
Salem Media of Illinois, LLC	Delaware	52-2295222
Salem Media of Kentucky, Inc.	Kentucky	61-1346985
Salem Media of Massachusetts, LLC	Delaware	26-1524392
Salem Media of New York, LLC	Delaware	52-2293254
Salem Media of Ohio, Inc.	Ohio	95-3690954
Salem Media of Oregon, Inc.	Oregon	77-0114986
Salem Media of Texas, Inc.	Texas	77-0379125
Salem Media of Virginia, Inc.	Virginia	54-1927897
Salem Media Representatives, Inc.	Texas	77-0281576
Salem Publishing, Inc.	Tennessee	95-3394730
Salem Radio Network Incorporated	Delaware	77-0305542
Salem Radio Operations, LLC	Delaware	77-0581097
Salem Radio Properties, Inc.	Delaware	52-2194731
Salem Satellite Media, LLC	Delaware	52-2324849
Salem Web Network, LLC	Delaware	52-2141739
SCA License Corporation	Delaware	52-2255733
SCA-Palo Alto, LLC	Delaware	36-4502016
South Texas Broadcasting, Inc.	Texas	77-0388924
SRN News Network, Inc.	Texas	77-0426090
SRN Store, Inc.	Texas	42-3434092

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1. A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2. A copy of the Comptroller of the Currency Certificate of Corporate
Existence for Wells Fargo Bank, National Association, dated January 14, 2015.*

Exhibit 3. A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.*

Exhibit 4. Copy of By-laws of the trustee as now in effect.*

Exhibit 5. Not applicable.

Exhibit 6. The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8. Not applicable.

Exhibit 9. Not applicable.

* Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles and State of California on the 1st day of August, 2016.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Maddy Hughes
Maddy Hughes
Vice President

EXHIBIT 6

August 1, 2016

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Maddy.Hughes
Maddy Hughes
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business March 31, 2016, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$17,096
Interest-bearing balances		249,869
Securities:
Held-to-maturity securities		79,348
Available-for-sale securities		236,036
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		88
Securities purchased under agreements to resell		21,788
Loans and lease financing receivables:
Loans and leases held for sale		13,154
Loans and leases, net of unearned income	905,478
LESS: Allowance for loan and lease losses	10,504
Loans and leases, net of unearned income and allowance		894,974
Trading Assets		37,241
Premises and fixed assets (including capitalized leases)		7,767
Other real estate owned		1,205
Investments in unconsolidated subsidiaries and associated companies		10,083
Direct and indirect investments in real estate ventures		0
Intangible assets
Goodwill		23,004
Other intangible assets		16,667
Other assets		59,465

Total assets		$1,667,785

LIABILITIES
Deposits:
In domestic offices		$1,139,478
Noninterest-bearing	348,335
Interest-bearing	791,143
In foreign offices, Edge and Agreement subsidiaries, and IBFs		145,961
Noninterest-bearing	959
Interest-bearing	145,002
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		6,268
Securities sold under agreements to repurchase		20,054

Dollar Amounts
In Millions

Trading liabilities	25,900
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	130,425
Subordinated notes and debentures	14,780
Other liabilities	30,233

Total liabilities	$1,513,099

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	106,704
Retained earnings	43,436
Accumulated other comprehensive income	3,626
Other equity capital components	0

Total bank equity capital	154,285
Noncontrolling (minority) interests in consolidated subsidiaries	401

Total equity capital	154,686

Total liabilities, and equity capital	$1,667,785

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry
Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
James Quigley
Enrique Hernandez, Jr